UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2014

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

(913) 236-2000

(Registrant’s Telephone Number, including Area Code)

(Registrant’s Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)                                 On November 5, 2013, Waddell & Reed Financial, Inc. (the “Company”) announced that Senior Vice President and Chief Financial Officer Daniel P. Connealy intended to retire from such positions with the Company upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.  Mr. Connealy intends to continue his employment with the Company in a non-executive role through June 2014 to assist in the transition of his responsibilities.  As an employee who has attained age 65, Mr. Connealy will be entitled to receive benefits, including retirement and pension benefits, subject to the terms and conditions of the Company’s medical, dental and vision plans, 401(k) plan and pension plan, as applicable.

(c)                                  On February 13, 2014, the Board of Directors (the “Board”) of the Company appointed Mr. Brent K. Bloss as Senior Vice President, Chief Financial Officer and Treasurer effective March 1, 2014.  Mr. Bloss, age 44, joined the Company in January 2002.  He has been Senior Vice President — Finance and Principal Accounting Officer since July 2007 and Treasurer since January 2006.  Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004.  From September 1995 to December 2001, he served in various roles in the audit practice of KPMG.  Mr. Bloss holds a CPA designation and received a B.S. in Accounting from Missouri State University and an MBA from the University of Missouri — Kansas City.

As Senior Vice President, Chief Financial Officer and Treasurer, Mr. Bloss will participate in the Company’s 2003 Executive Incentive Plan, as amended and restated (the “EIP”), a detailed description of which is set forth below in Section 5.02(e) and incorporated into this subsection (b) by reference.  As a current employee, Mr. Bloss is eligible to participate in the Company’s medical, dental and vision plans, 401(k) plan and pension plan.  Mr. Bloss will also participate in other elements of the Company’s executive compensation and benefits plans, which are outlined in the Company’s 2013 Proxy Statement.  There is no arrangement or understanding between Mr. Bloss and any other person pursuant to which he was elected as an officer of the Company and there are no familial relationships between Mr. Bloss and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Mr. Bloss has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.  Additionally, Mr. Bloss does not have an employment agreement with the Company.

On February 13, 2014, the Board also appointed Ms. Melissa A. Clouse as Vice President, Controller and Principal Accounting Officer effective March 1, 2014.  Ms. Clouse, age 41, joined the Company in February 2006.  She has been Vice President and Controller since January 2012 and served as Director of Corporate Reporting from February 2006 to January 2012.  Prior to joining the Company, Ms. Clouse served as Financial Services Administrator for DST Systems, Inc. from September 2003 to February 2006.  From August 1996 to September 2003, she served in various roles in the audit practice of Ernst & Young LLP.  Ms. Clouse holds a CPA designation and received a B.S. in Business Administration and a Master of Accountancy degree, both from Kansas State University.

As Vice President, Controller and Principal Accounting Officer, Ms. Clouse will continue to participate in the Company’s management bonus program and be eligible to participate in the Company’s medical, dental and vision plans, 401(k) plan and pension plan.   There is no arrangement or understanding between Ms. Clouse and any other person pursuant to which she was elected as an officer of the Company and there are no familial relationships between Ms. Clouse and any of the Company’s directors or executive officers.  There are no transactions to which the Company is a party and in which Ms. Clouse has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.  Additionally, Ms. Clouse does not have an employment agreement with the Company.

(e)                                  On February 12, 2014, the Company’s Compensation Committee (the “Committee”) adopted performance goals under the EIP, for the Company’s 2014 fiscal year.  Pursuant to the EIP, eligible participants may receive incentive awards of cash and restricted stock upon the achievement of these goals.  The 2014 performance goals are attached hereto as Exhibit 10.1 and incorporated herein by reference.  The cash awards for each participant will be calculated as a designated percentage (ranging from 10% to 25%) of the aggregate cash award amount available for grant to all participants, which amount is equal to six percent of the Company’s 2014 adjusted operating income.  The restricted stock award for each participant will be calculated as a designated percentage (ranging from 10% to 25%) of the aggregate restricted stock award amount available for grant to all participants, the amount of which is based upon the attainment of a targeted 2014 adjusted return on equity.  The Committee, in its discretion, designates the Company’s executive officers that are eligible to receive incentive awards under the EIP, as well as sets the designated percentage of the incentive award each participant is entitled to earn upon achievement of the financial performance goals.  Under the terms of the EIP, the Committee has the right, in its discretion, to reduce or eliminate entirely the amount of any incentive award payable to any participant, but any such reduction may not increase the award of another participant.  For the 2014 fiscal year, the Committee designated the following named executive officers of the Company eligible for the following maximum percentages of the aggregate cash and restricted stock awards granted under the EIP:

Named Executive Officers	Maximum Percentage of Cash Awards	Maximum Percentage of Restricted Stock Awards

Henry J. Herrmann, Chief Executive Officer	25%	25%

Brent K. Bloss, Senior Vice President — Finance, Treasurer and Principal Accounting Officer	10%	10%

Michael L. Avery, President	25%	25%

Thomas W. Butch, Executive Vice President and Chief Marketing Officer	20%	20%

Philip J. Sanders, Senior Vice President and Chief Investment Officer	20%	20%

Item 9.01                                           FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

10.1                      2014 Performance Goals established pursuant to the Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: February 19, 2014	By:	/s/ Wendy J. Hills
Wendy J. Hills
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2014 Performance Goals established pursuant to the Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated.